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Exhibit 21.1

Sabre Holdings Corporation
Subsidiaries

        (All subsidiaries are wholly owned unless otherwise noted in parenthesis. Each subsidiary's subsidiaries outlined further below.)

Sabre Holdings Corporation SUBSIDIARY

  Sabre Inc. (Delaware)

Sabre Inc. SUBSIDIARIES

  Axess International Network, Inc. (Japan) (25%)
  Dillon Communication Systems GmbH (Germany)
  ENCOMPASS Holding, Inc.
  (Delaware)
  GetThere Inc. (Delaware)
  GetThere L.P. (Delaware) (13.5% Limited Partner)
  Greyhound Acquisition Corp. (Delaware)
  K&H Associates Inc. (Minnesota)
  Nexion, Inc. (Delaware)
  Prize Ltd. (Latvia) (50%)
  Sabre Decision Technologies International, Inc. (Delaware)
  Sabre Decision Technologies Licensing, Inc. (Delaware)
  Sabre International, Inc. (Delaware)
  Sabre International Holdings, Inc. (Delaware)
  Sabre Investments, Inc. (Delaware)
  SabreMark G.P., Inc. (Delaware)
  Sabre Limited (New Zealand)
  SabreMark L.P., Inc. (Delaware)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (99%)
  Sabre Technology Enterprises, Ltd. (Cayman Islands)
  Sabre Technology Holland B.V. (Netherlands)
  SHC Capital Trust I
  SHC Capital Trust II
  SHC Capital Trust III
  SST Finance, Inc. (Delaware)
  SST Holding, Inc. (Delaware)
  Travelocity Holdings, Inc. (Delaware)
  Sabre South Pacific I (1%)

GetThere Inc. SUBSIDIARIES

  GetThere L.P. (Delaware) (1% General Partner; 83% Limited Partner)
  AllMeetings Inc.

AllMeetings Inc. SUBSIDIARY

  GetThere L.P. (Delaware) (2.5% Limited Partner)

GetThere L.P. SUBSIDIARY

  GetThere Limited (United Kingdom)

Greyhound Acquisition Corp SUBSIDIARY

  Sabre Travel International Limited (Ireland)

Sabre Decision Technologies International, Inc. SUBSIDIARIES

  Airline Technology Services Mauritius Ltd. (Mauritius)
  Sabre (Australia) Pty Ltd. (Australia)

Airline Technology Services Mauritius Ltd. SUBSIDIARY

  Sabre Pakistan (Private) Limited (Pakistan) (99%)

Sabre Holdings GmbH SUBSIDIARIES

  Sabre Airline Solutions GmbH
  Sabre Deutschland Marketing GmbH
  Travel Technology Holdings GmbH

Sabre International, Inc. SUBSIDIARIES

  Sabre CIS Holdings, Inc. (Delaware)
  Sabre Belgium SA (Belgium) (99%)
  Sabre China Sea Technologies Ltd. (Labuan)
  Sabre Computer Reservierungssystem GmbH (Austria)
  Sabre Danmark ApS (Denmark)
  Sabre Deutschland Marketing GmbH (Germany)
  Sabre Deutschland Services GmbH (Germany)
  Sabre EMEA Marketing Limited (UK)
  Sabre Espana Marketing, S.A. (Spain) (99%)
  Sabre Europe Management Services Ltd. (UK) (99%)
  Sabre France Sarl (France)
  Sabre Hellas SA (Greece)
  Sabre Holdings GmbH (Germany)
  Sabre Ireland Limited (Ireland)
  Sabre Italia S.r.l. (Italy) (99%)
  Sabre Marketing Nederland B.V. (Netherlands)
  Sabre Norge AS (Norway)
  Sabre Portugal Servicios Lda (Portugal) (99%)
  Sabre South Pacific I (Australia Partnership) (99%)
  Sabre Servicios Colombia Ltda. (Colombia) (99%)
  Sabre Suomi Oy (Finland)
  Sabre Sverige AB (Sweden)
  Sabre UK Marketing Ltd. (UK) (99%)
  STIN Luxembourg S.A. (Luxembourg) (99%)

Sabre China Sea Technologies Ltd. SUBSIDIARY

  Sabre Australia Technologies I Pty Limited (Australia) (51%)

Sabre Deutschland Marketing GmbH SUBSIDIARY

  Sabre Merlin GmbH (Germany) (50%)
  Sabre Deutschland Services GmbH (Germany)

Sabre Marketing Nederland B. V. SUBSIDIARY

  Sabre Israel Travel Technologies Ltd. (Israel) (51%)

Sabre International Holdings, Inc. SUBSIDIARIES

  Sabre Belgium SA (Belgium) (1%)
  Sabre Espana Marketing, S.A. (Spain) (1%)
  Sabre Europe Management Services Ltd. (UK) (1%)
  Sabre International (Bahrain) W.L.L. (1%)
  Sabre Italia S.r.l. (Italy) (1%)
  Sabre Portugal Servicios Lda (Portugal) (1%)
  Sabre Servicios Colombia Ltda. (Colombia) (1%)
  Sabre UK Marketing Ltd. (UK) (1%)
  STIN Luxembourg S.A. (Luxembourg) (1%)

Sabre Australia Technologies I Pty Limited SUBSIDIARIES

  Sabre Pacific Pty Limited (Australia)

Sabre Investments, Inc. SUBSIDIARIES

  Sabre Investments—PK-1, Inc. (Delaware)
  Sabre Investments—B4-1, Inc. (Delaware)
  Sabre Investments—LI-1, Inc. (Delaware)
  Sabre Investments—WR-1, Inc. (Delaware)

SabreMark G.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (1%)

SabreMark L.P., Inc. SUBSIDIARY

  SabreMark Limited Partnership (Delaware) (99%)

Sabre Soluciones de Viaje S. de R.L. de C.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (99%)
  Sabre Sociedad Tecnologica S.A. de C.V. (Mexico) (51%)

Sabre Technology Enterprises, Ltd. SUBSIDIARIES

  Sabre Technology Enterprises II, Ltd. (Cayman Islands)
  Sabre International (Bahrain) W.L.L. (99%)

Sabre Technology Enterprises II, Ltd. SUBSIDIARY

  Abacus International Pte Ltd. (Singapore) (35%)

Sabre Technology Holland B.V. SUBSIDIARIES

  Sabre Informacion S.A. de C.V. (Mexico) (1%)
  Sabre Soluciones de Viaje S. de R.L. de C.V. (Mexico) (1%)

Sabre Sociedad Tecnologica S.A. de C.V. SUBSIDIARY

  Sabre Servicios Administrativos S.A. de C.V. (Mexico) (99.9%)

Sabre Travel International Limited SUBSIDIARY

  Sabre Polska Sp. z.o.o. (Poland)

Travel Technologies Holdings GmbH SUBSIDIARIES

  Sabre DCS GmbH (Germany)
  DCS GmbH & Co. KG (Germany)

DCS GmbH & Co. KG SUBSIDIARIES

  Travel Management Systems GmbH (Germany)
  Sabre Merlin GmbH (Germany) (50%)

Travelocity Holdings, Inc. SUBSIDIARY

  Travelocity.com Inc. (Delaware) (100%)

Travelocity.com Inc. SUBSIDIARIES

  Travelocity.com LP (Delaware) (10%)
  Travelocity.com LP Sub Inc. (Delaware)

Travelocity.com LP Sub Inc. SUBSIDIARY

  Travelocity.com LP (Delaware) (90%)

Travelocity.com LP SUBSIDIARIES

  Site59.com LLC
  Travelocity Australia Pty Ltd. (Australia)
  Travelocity GmbH (Germany)

Travelocity GmbH SUBSIDIARY

  Travel Overland Flugreisen GmbH (Germany) (50%)

Travel Overland Flugreisen GmbH SUBSIDIARY

  Travelocity Holdings GmbH (Germany)

Travelocity Holdings GmbH SUBSIDIARIES

  Travelocity.com UK Ltd.
  Travelocity France SAS (France)
  Skandinavisk Reisefeber AS (Norway)

Skandinavisk Reisefeber AS SUBSIDIARIES

  Box Office AB (Sweden)
  Resfeber Sverige AB (Sweden)
  Rejsefeber ApS (Denmark)
  Ticket Service AS (Norway)

* All subsidiaries are wholly-owned unless otherwise noted in parenthesis

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Sabre Holdings Corporation Subsidiaries